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                                                               EXHIBIT 21.1


                      SUBSIDIARIES OF ENERGY PARTNERS, LTD.




                                            STATE OR JURISDICTION OF
        SUBSIDIARY                       INCORPORATION OR ORGANIZATION
EPL Pipeline L.L.C.                                  Delaware
Nighthawk L.L.C.                                     Louisiana
EPL of Louisiana, L.L.C.                             Louisiana
Delaware EPL of Texas, LLC.                          Delaware
EPL Pioneer Houston, Inc.                            Texas
Hall-Houston Malaysia, Ltd.                          Bermuda